Exhibit 10.58

Quotation
GRB20050926-001A	Page: 1

Quotation For:	Please address inquiries and replies to:

Daniel Galmarini 21st Century Oncology - Corp. Headquarters & Administr. 2234 Colonial Blvd. Fort Myers, FL 33907 (239) 931 - 7333 FAX: (239) 931 - 7380	Glenn R. Barrow Varian Medical Systems 2250 Newmarket Parkway Suite 120 Marietta, GA 30067 (770) 955 - 1367 FAX: (678) 255 - 3850

Your Reference:		Quotation Firm Until:	September 30, 2005

FOB Point:	ORIGIN	Shipping Allocation:	45 DAYS ARO

Payment Terms:	2%/88%/10%	Varian Terms and Conditions of Sale 1652R Attached

Port Charlotte (6 and 10MV)

South Naples (6 and 15MV)

Cape Coral (6 and 18MV)

Three Trilogy Stereotactic Systems

21st Century Oncology - Corp. Headquarters & Administr.				Varian Medical Systems

Accepted by:

Signature:	/s/ David M. Koeninger			Submitted by:

Name:	David M. Koeninger
Title:	Executive Vice President - Chief Financial Officer Radiation Therapy Services, Inc.			(Signature)

Date:				Name:	Glenn R. Barrow

For this purchase, we designate “NONE” as our Institution’s Primary Group Purchasing Organization Affiliation. Any change will be Indicated below:				Title:	District Sales Manager

☐ AmeriNet	☐ Aptium	☐ Broadlane	☐ Consorta	Date:	September 26, 2005

☐ Direct Med	☐ HPG	☐ KP Select	☐ Magnet

☐ Matrix	☐ MedAssets	☐ Novation	☐ Premier

☐ ROI	☐ Sutter	☐ UHS	☐ US Cancer

☐ USO	☐ VA Gov		☐ None

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
Section 1 Three Trilogy Stereotactic Systems.

		Trilogy
1.01	3

Trilogy Stereotactic System

The Trilogy Stereotactic System is a comprehensive package that includes:

•      Trilogy for stereotactic radiosurgery, intensity-modulated radiation therapy (IMRT) and 3D conformal radiation therapy

•      Tools for patient setup and target localization, including cone-beam CT

•      Tools for treatment verification and quality assurance

•      Marketing Kit for the purpose of promoting the Trilogy System to referring physicians, patients and the media.

		Stereotactic treatment planning, localization hardware and quality assurance tools may be added to the package.

System prerequisites include:

•      VARIS Vision v7 or a comparable third-party information system

•      52” base frame is required to achieve an accelerator isocenter specification of 0.75mm radius for gantry, collimator and couch axes, and full functionality of remote couch motion

1.02	3	Trilogy Trilogy is a highly-accurate, high dose rate medical linear accelerator system that includes 3 photon beams and 6 electron beams.

Trilogy accelerator highlights

Isocenter

•      0.5mm radius for gantry and collimator axes

0.75mm radius for gantry, collimator and couch axes
Two photon beams for IMRT and 3DCRT

•      Energies selected below

•      Maximum dose rate 600MU/min

Maximum field size 40cm x 40cm
One photon beam for SRS and SRT

•      Energy 6MV

•      Dose rate 1000MU/min

•      Maximum field size 15cm x 15cm

Six electron beams

•      Energies selected below

Maximum dose rate 1000MU/min
Remote couch motion including translations in x, y and z, and rotation

		Prerequisites: • 52” base frame is required to achieve the isocenter specification above and full functionality of remote couch motion.

		Included with the Trilogy accelerator: • Command Console with a single QWERTY keyboard and mouse • In-room monitor

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		• Port-film graticule • Laser Back pointer • Laserjet printer for accelerator console • Basic marketing materials (e.g., images, press releases, PowerPoint presentation)

1.03	6	INCLUDED EDUCATION: Clinac Operations or Clinac Support For High Energy Clinac

		The choice of one of the following Education Courses is included with the purchase of a Clinac.

•      Includes Tuition and Materials for ONE person.

•      Travel and Living is responsibility of the customer unless otherwise stated.

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation.

		EDUCATION: Clinac Operations:

		Clinac Operations is a course designed for those personnel responsible for the routine operation and/or supervision of the daily clinical use of the Clinac. It is directed primarily towards Radiation Therapists and Radiation Oncologists. It is recommended that students attend the Clinac Operations course shortly before clinical use and patient’s treatments commence.

		Course provides a general overview of the machine concepts, familiarity with controls and features and an understanding of the interlock matrix. The emphasis throughout the course is to present the subject matter from a clinical use perspective, however the primary emphasis is not on the day-to-day console programming, but rather an overall understanding of the Clinac function and operation. Extensive hands-on laboratory exercises are included.

		Prerequisites: None

		Length & Location: 4 days Varian Education Center, Milpitas, CA

		OR

		EDUCATION: Clinac Support:

		Clinac Support is a course designed for those personnel responsible for the equipment maintenance. It is directed primarily towards Physicists and Biomedical Engineers, however it may be appropriate for Dosimetrists and/or Radiation Therapists who have a background in electronics.

		Course acquaints and familiarizes the student with the general accelerator function, operation and routine support. Provides a basic understanding of the machine concepts and day-to-day maintenance while also providing a working vocabulary for communication with service personnel.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Prerequisites: None

		Length & Location: 3 days Varian Education Center, Milpitas, CA

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.04	3	INCLUDED APPLICATIONS TRAINING: Clinac IX Operations

		• On-site applications training for up to (8) users. • Training is non-refundable and non-transferable. • Offer is valid for 18 months after installation of product.

		Clinac IX Operations includes up to a 2-day clinical training at the customer’s facility focusing on operations of the Clinac, Exact Couch and Millennium MLC, PortalVision image acquisition (See Note 1) and treatment methodologies to promote safe clinical operation of the Clinac. For larger facilities with more than 8 users, additional training days may be necessary to meet specific facility training objectives. Additional training days are available for purchase in increments of up to 8 users, to be delivered in conjunction with the included training.

		1) Actual number of on-site days will depend on selection of Clinac IX options including MLC and PortalVision. Offer is for ONE site visit by a Varian Clinical Support Specialist for up to 2 days consecutively.

		Prerequisites: none

		Length & Location: Up to 2 days at Customer Facility

		For detailed course information visit the Varian website at http://www.varlan.com/otrn/index.html

1.05	3	Dual Photon Energy: 6/23 MV Two Photon Energies as defined by BJR 17

1.06	3	Display of Photon Energy: BJR17 Photon energies are displayed as defined by BJR 17.

1.07	3	Photon Dose Rate: 600 MU/Min Photon dose rate (6-25MV): 100, 200, 300, 400, 500 and 600MU/min

1.08	3	6 Electron Energies: Group 1 4, 6, 9, 12, 15 and 18 MeV

1.09	3	Electron Dose Rate: 1000 MU/Min Maximum Electron Dose Rate (4-22MeV): 100, 200, 300, 400, 500, 600 and 1000MU/min

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
1.10	3	Size of Electron Applicators: 6cm x 6cm Size of electron applicators (cm): 6x6, 10x10, 15x15, 20x20, 25x25

1.11	3	Bi-directional Wedge: 30cm x 40cm Field Size 15, 30, and 45 degree wedges with a maximum field size of 20 cm x 40 cm, 60 degree wedge with a maximum field size of 15 cm x 40 cm.

1.12	3	Energy of Special Electron Procedures: 6MeV

1.13	3	Target-to-Tray Distance: 65.4cm

1.14	3	Scale Convention: IEC601 Scale convention per IEC Publication 601-2-1, 1981

1.15	3	Counterweight

1.16	3	Three Piece Breakdown

1.17	3	New Universal Baseframe with 52” Fixed Floor Turntable

1.18	3	Exact Couch Exact Couch with Indexed Immobilization treatment table

		Exact Couch treatment table with carbon fiber couch top, two universal accessory clamps, two removable accessory rails, patient straps, and two universal pendants.

		Millennium Multileaf Collimator
1.19	3

Millennium Multlleaf Collimator, 120 Leaf

120 Leaf Millennium Multileaf Collimator System includes:

Controller

MLC workstation (Note: Provided only if purchased separately from 4D integrated Treatment Console)

Millennium MLC 3rd Party RV Interface (Note: The 3rd Party RV Vendor is responsible for the installation and configuration of the interface.)

Multileaf Collimator Accessory System

(Provided in lieu of non-MLC Accessory System) including Accessory Mount (65.4cm Source to Tray Distance Only)

Compensator Mount, ONE (1) Upper compensator tray

Mechanical front pointer (holder and 4 rods)

Electron applicators, one of each: 6x6 or 6x10, 10x10, 15x15, 20x20, 25x25

Electron beam shaping kit (per RAD 2045)

TEN (10) Lower Compensator trays

TEN (10) Drilled Star trays (0.635 cm thick)

Upper & Lower Bi-directional Wedge Sets (20 cm or 30cm)

OTHER:

MLC Standard Spare Parts Kit

Product Manuals

Installation

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		ONE (1) year full warranty

1.20	3	MLC Communication System: With Shaper

1.21	3	For Removable mMLC: No

		PortalVision
1.22	3	PortalVision: aS1000 aS1000 for 4D Integrated Treatment Console

		PortalVision aS1000 uses amorphous silicon imaging technology to offer ultra performance, high resolution, high contrast images with the MV treatment beam using less dose to the patient. This aids in immediate and confident setup verification for both simple and complex treatments including IMRT. High-resolution images with better definition of small structures allow the treatment field edges and included anatomy and surrogate targets to be more easily viewed. Systematic errors may be calculated and later eliminated or reduced, which in turn helps to speed the delivery and improve the accuracy of conformal and IMRT treatment delivery. PortalVision may also be used for pre-treatment QA of IMRT plans using optional software. The aS1000 imaging system, used for IMRT integrated imaging, can be used at higher dose rates with greater resistance to saturation than the aS500 imaging system.

		PortalVision aS1000 for 4D Integrated Treatment Console Description PortalVision is a hardware and software package designed to provide the linear accelerator with Electronic Portal Imaging capabilities. The package includes the image acquisition hardware and robotic arm to position imager, Image Acquisition and Vision review applications software including Match and Review capabilities.

Features

Image acquisition task includes: image acquisition before, during, or after treatment beam; image review with manual matching software, and RT Chart access

•      Review software provides image enhancement and analysis tools for PortalVision images; automated matching tools for treatment setup verification; image approval; archive/restore and system administration capabilities

•      Compatible with VARIS Vision database

•      Hardware IAS3 High performance Image Acquisition H/W

•      Image detector unit:

•      1024 x 768 Amorphous Silicon detector

•      400 x 300 mm active imaging area

•      Amplifier, switching and console electronics

•      Retractable robotic arm with motorized vertical, longitudinal, and lateral movements to hold and position detector; IR hand pendant controller

		License 1. PortalVision acquisition and review capability for 4D Integrated Treatment Console 2. Vision Image Manager license for ONE (1) concurrent user

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price

Notes

1.      Includes 90 day software warranty;

2.      ONE (1) year hardware warranty beginning on day of acceptance

3.      Includes 2 days applications training up to 8 users;

4.      PortalVision software is limited to ONE control workstation; Vision Image Manager software may float within Vision network

5.      VARIS Vision hardware and software is sold separate from PortalVision

6.      PortalVision is compatible with a full VARIS Vision system (requires additional hardware and software licenses).

1.23	3	PortalVision Configuration: Vision Network 6.5 or Higher

1.24	3	Laser Backpointer for PortalVision Arm

		On-Board Imager
		On-Board Imager
1.25	3	On-Board Imager Provides high-quality kV images in the treatment room for target localization, patient positioning and motion management. The following clinical capabilities and hardware are included:

A.     Online setup correction based on two kV radiographs, a kV and a MV radiograph or two gated kV radiographs

B.     Automated and manual alignment of a pair of radiographs to their reference images

C.     Online setup correction based on radio-opaque markers

D.     Pre-treatment verification of gated treatment portals using kV fluoroscopy

E.     Two motorized Exact robotic arms to hold and position the kV source and kV imager, with infrared hand pendant control

F.      X-Ray source, 40-150 kVp

G.     Image Detector, amorphous silicon device with 400 x 300mm active imaging area

H.     On-Board Imager workstation and dedicated keyboard

Prerequisites:

A.     PortalVision with Exact Arm

B.     VARIS Vision information System or compatible 3rd-party information system

C.     RPM Respiratory Gating System (for gated image applications)

D.     SomaVision Treatment Planning (for Marker Match application)

E.     Remote Couch Motion

1.26	6	INCLUDED EDUCATION: On-Board Imaging Clinical Implementation

•      Includes Tuition and Materials for ONE person.

•      Travel and Living not included unless otherwise stated

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		The On-Board Imaging (OBI) Clinical Implementation course provides the initial training for the individual who is responsible for the implementation and the departmental training of the OBI system, typically a Physicist or senior Therapist. The course will provide an overview of how the OBI system communicates with the Clinac and the verification system, basic OBI maintenance procedures, and hands-on training for customer acceptance and quality assurance procedures.

		The OBI course will also provide hands-on training on how to prepare the plan for treatment utilizing the OBI system, how to acquire kV and MV images, acquisition and evaluation of Cone-Beam CT and how to perform a marker match utilizing 3D image sets from Eclipse.

		An additional half-day of training is offered to experienced users of RPM Respiratory Gating. The additional half-day of training is geared towards users that will be implementing the OBI system as part of their established RPM treatment protocol. The half-day training will cover a basic review of the OBI System and RPM integration in the clinical environment. It is highly recommend that all users intending to participate in the additional half-day of training to have previously attended the RPM course. The training is an extension to the RPM Respiratory Gating course and is not an acceptable replacement for RPM product training.

Prerequisites:

•      Experience users of Varian Clinac Linear Accelerator

•      VARIS Vision, version 6.5 or 7.0 or Treatment RV for OBI

•      PortalVision

•      Working knowledge of Eclipse for OBI Marker Match

•      RPM Respiratory Gating Education course (if applicable)

		Length & Location: 3.5 Days, plus optional 1/2 day for RPM Respiratory Gating Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.27	3	INCLUDED APPLICATIONS TRAINING: OBI

		• On-site applications training for up to (4) users. • Training is non-refundable and non-transferable. • Offer is valid for 18 months after installation of product.

		The OBI purchase includes a 2-day clinical training at the customer’s facility focusing on OBI functionality to promote safe clinical practices. On-site training supplements the OBI Clinical Implementation course. For larger facilities with more than 4 users, additional training days may be necessary to meet specific facility training objectives. Additional training days are available for purchase and will be delivered in conjunction with the included training.

		Prerequisites: • Attend OBI Clinical Implementation Course: same participant must be present for the on-site training component.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Length & Location: 2 days at Customer Facility

		For detailed Information visit the Varian website at http://www.varian.com/otrn/index.html.

1.28	3

Cone Beam CT for On-Board Imager

FEATURES:

Cone-beam CT acquires a volumetric CT dataset, while the patient is on the treatment couch, and allows the patient to be repositioned - by comparing the locations of soft-tiisue and bony anatomy visible in the cone-beam CT images with the locations of the same anatomy in the planning (reference) CT images.

		INCLUDED: Hardware and software to acquire and reconstruct 3D volumetric datasets and match these with reference 3D CT Images.

		PRE-REQUISITES: On-Board Imager hardware, with software version 1.0.15 or later.

		Stereotactic Component Packages
1.29	3	Stereotactlc Component Package: Varian/ZMED Components With FastPlan and Eclipse Stereotactic Component Package: Varian/ZMED Components With FastPlan and Eclipse

1.      Collimators: Set of 13 conical collimators (5mm to 35mm) and mounting tray

2.      Head ring system for single-fraction stereotactic radiosurgery: CT couch mount, CT localizer, optical fiducial array, couch mount, calibration jig, film holder and graticules, isocenter pointer, zero pointer

3.      Frameless system for multi-fraction stereotactic radiotherapy: 6 bite trays, 3 fiducial arrays, 2 head cushions, U-frame, dental caulk, verification frame, probe with fiducials, tilt and spin correcting couch mount, CT couch mount, 2 thermoplastic masks

4.      Optical guidance system: workstation with 18” touch screen monitor, optical tracking camera and digitizer system, mobile cart, camera calibration jig

5.      Stereotactic Treatment Planning System:

a.      Eclipse with IMRT option (for targets 2cm and above) includes workstation, contouring tools, image fusion tools, photon planning for the 120MLC (multiple static fields, conformal arc and IMRS), BEV, DVH, plan comparison tools, Lexmark Color Printer.

b.      FastPlan includes workstation, contouring tools, ImMerge image fusion tools, AutoPilot automated planning, photon planning for cone-based treatments, supports CT or MR-based planning, DVH, ZScape RS software with 2 remote viewing and MR contouring licenses

6.      Warranty: 1 year warranty on all of the above

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
1.30	3	INCLUDED EDUCATION: Eclipse Administration and Physics

•      Includes Tuition and Materials for ONE person.

•      Includes Travel and Living for ONE person.

•      Training is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation of product.

		The Eclipse Administration and Physics course provides training for Physicists, Dosimetrists and others responsible for initial system configuration and routine administration of Eclipse.

		The administration component of the course will focus on networking, system structure, management of user accounts and routine data backup. Physics part of the course will cover beam data measurement, transfer, configuration and validation for the Eclipse treatment planning system. It will also include sections on photon and electron beam algorithms. This part also covers configuration of BrachyTherapy workspace. Portion of the instruction time will be devoted to an overview of basic operation of Eclipse external beam planning workspace.

		Prerequisites: • New user

		Length & Location: 5 days Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html./index.html.Vegas, NV.html.

1.31	3	INCLUDED EDUCATION: Eclipse Operations

•      Includes Tuition and Materials for ONE person.

•      Includes Travel and Living for ONE person.

•      Training is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation of product.

		The Eclipse Operations course is offered to provide an initial training for the individual who is responsible for daily use of the treatment planning system in the clinical environment. The course will provide an overview of Eclipse structure, important files and graphical user interface, including different workspaces and tasks. Course designed for the Physicist and Dosimetrist.

		The Operations course will focus on planning with standard techniques utilizing test cases such as Head & Neck, Breast, Prostate, etc. An emphasis is placed on CT image imports, beam placement, beam weighting and normalization, hardcopy review and customization as well as recommended archival procedures. Other topics include: 3D display, plan comparison, IRREG program, and interfacing to R&V system.

		Prerequisites: • New user

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Length & Location: 5 days Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.32	3	INCLUDED EDUCATION: Eclipse IMRT Administration and Physics

		• includes Tuition and Materials for ONE person. • includes Travel and Living for ONE person • Course is non-refundable and non-transferable. • Offer is valid for 18 months after installation.

		The course will cover IMRT planning with the Eclipse System and the delivery of IMRT using Varian dMLC. The Varian IMRT solution will be presented during the course, including the integration into the VARIS Vision system. Course designed for the Physicist.

		Part ONE will cover the use of the Eclipse IMRT software encompassing the full treatment planning process with typical clinical case demonstration. Topics include IMRT planning algorithms, interfacing with other devices, definition of optimization parameters, QA procedures, and system commissioning. Part of the training course is reserved for hands-on training to covers typical clinical cases. A guest speaker will present on the use of IMRT planning in the clinical environment, clinical outcomes of IMRT, and radiobiological considerations (DVH, partial DVH, dose volume constraints).

		Part TWO covers delivery methods. Topics covered include a detailed description of the MLC hardware, the MLC and Clinac control systems for dynamic dose delivery, dMLC QA issues, and patient related QA procedures.

		Prerequisites: • Attendance of Eclipse Administration and Physics Course and/or Eclipse Operations Course; • 2-3 month routine clinical use of Eclipse recommended

		Length & Location: 5 days Varian Education Center, Las Vegas, NV

For detailed course information and on-line registration, visit the Varian website at

http://www.varian.com/otrn/lndex.html. Course is ASRT approved for Category “A” and MDCB continuing education credits.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
1.33	3	INCLUDED EDUCATION: Eclipse IMRT Operations

		• Includes Tuition and Materials for ONE person. • Includes Travel and Living for ONE person • Course is non-refundable and non-transferable. • Offer is valid for 18 months after installation.

		The IMRT course will cover inverse treatment planning with the Eclipse System. The Varian IMRT solution will be presented during the course, including the integration into the VARIS Vision system. Course designed for the Physicist and Dosimetrist.

		The entire treatment planning process is covered and demonstrated on typical clinical cases such as prostate, head and neck, brain, etc. Other topics covered are verification plan, data export, and contouring for IMRT. Part of the training course is reserved for hands-on training.

		Prerequisites: • Attendance of Eclipse Operations Course; • Recommend 2-3 month routine clinical use of Eclipse prior to course attendance.

		Length & Location: 4 days Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at www.varian.com/onc/trn154a.html. Course is ASRT approved for Category “A” and MDCB continuing education credits.

1.34	3	INCLUDED EDUCATION: SRS/SRT Training Program

		• Includes Tuition and Materials for ONE person. • Includes Travel and Living • Course is non-refundable and non-transferable. • Offer is valid for 18 months after installation.

		The SRS/SRT training program covers stereotactic radiosurgery and/or stereotactic radiotherapy for treatment of Intracranial tumors and/or lesions. The course will utilize both lecture and a hands-on lab environment covering topics such as SRS clinical considerations and patient immobilization with optical positioning and pre-treatment QA of SRS. Students will participate in a hands-on lab session for both the QA of optical guidance and the pre-treatment QA. In addition, students will have the opportunity to observe 1 to 2 clinical SRS/SRT cases, including immobilization, imaging, treatment planning, pre-treatment QA and treatment delivery.

		The education course has two segments: 1) Classroom education 2) On-Site training at partner facility

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Item	Qty	Product Description	Offer Price
		Varian will coordinate the travel arrangements between the classroom education and on-site training.

		Recommended Participants: Neurosurgeon, Radiation Oncologist, Medical Physicist

		Prerequisites: none

		Length & Location: Segment 1: Varian Education Facility, Atlanta, GA (2 days) Segment 2: Providence Hospital, Mobile, AL (2 days)

1.35	6	INCLUDED APPLICATIONS TRAINING: TPS

		• On-site applications training for up to (2) users. • Training is non-refundable and non-transferable. • Offer is valid for 18 months after installation of product.

		The TPS purchase includes 1 day of clinical training at the customer’s facility focusing on TPS operations to promote safe clinical practices. For larger facilities with more than 2 users, additional training days may be necessary to meet specific facility training objectives. Additional training days are available for purchase in increments of up to 2 users, to be delivered in conjunction with the Included training.

		Prerequisites: none

		Length & Location: 1 day at Customer Facility

		For detailed Information visit the Varian website at http://www.varian.com/otrn/lndex.html.

		Dynamic Treatment Procedures
1.36	3

Enhanced Dynamic Wedge

Delivers wedged dose distributions by varying the Independent collimators during the photon treatment. Seven wedge angles (10, 15, 20, 25, 30, 45, and 60 degrees), asymmetric field sizes, and up to 30 cm field width are provided.

		Automation
1.37	3

Remote Couch Motion

Control of couch motion at the treatment console for:

Corrective motions: small couch translations (in x, y, and z) and small rotations of the couch to fine tune patient set-up.

Planned motions: large rotations of the couch to sequence between non-coplanar fields and arcs

		Prerequisites: Universal baseframe with a 52 inch turntable for full functionality Baseframe with a 36 inch turntable supported for translational motion ONLY.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
1.38	3	Auto Field Sequencing Automates set up of all mechanical axes and beam parameters for each treatment field when used with a compatible record-and-verify system, such as VARIS Vision.

		Requires Extended Clinac Interface (EXCI)

		Dynamic MLC Techniques
1.39	3	Advanced Dynamic MLC Includes Arc Dynamic MLC, Dose Dynamic MLC per RAD 5610

		Verification
1.40	3	EXCI Interface to R&V System

1.41	3	4D Integrated Treatment Console gX 4D Integrated Treatment Console gX

DESCRIPTION:

Varian’s 4D Integrated Treatment Console gX provides a streamlined front end to the treatment delivery process. The 4D Console gX Integrates the user controls of the linear accelerator, multi-leaf collimator (MLC), and electronic portal imager into one application on a single workstation and provides the imaging control to manage advanced treatment processes such as 3D CRT, IMRT, and Dynamic Targeting™ IGRT. The 4D Console gX is required for On Board Imaging.

FEATURES:

1.      Treatment delivery functionality including setup and record & verify

2.      Treatment delivery, Multi-leaf Collimator (MLC) setup and portal image acquisition from single application

3.      Supports auto field sequencing for uninterrupted treatment delivery

4.      Provides support for IMRT treatment techniques including sliding window, step-and-shoot and dynamic arc

5.      Supports 4-slot accessories for complex treatment techniques

6.      Supports Imaging of setup fields for pre-treatment plan verification

7.      Supports Image only sessions keeping treatment sessions in synch with fractionation pattern

8.      Supports Imaging of treated fields, before, during or after the treatment beam, for treatment verification needs

9.      Photos, activity and patient note display on treatment queue

10.    Interface hardware and software for C-Series Clinac (if not already installed).

		HARDWARE INCLUDED: 1. ONE (1) dedicated 4D Integrated Treatment Console gX workstation; 2. ONE (1) 20”LCD Monitor for Treatment workstation; and 3. ONE (1) Verification Interface computer and cables.

		LICENSE: 4D Integrated Treatment Console gX license for ONE (1) C-Series Clinac.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
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Item	Qty	Product Description	Offer Price

PREREQUISITES:

1.      Clinac C-Series Software version 6.x;

2.      Extended Clinac Interface (EXCI);

3.      In-room monitor;

4.      Millennium MLC 6.4 software, or later;

5.      Mark Series MLC 5.0 software, or later;

6.      Mark Series MLC Controller must be minimum Pentium architecture;

7.      Computer replacement must be purchased through Varian Medical Systems.

		NOTE (S):

1.      Includes First Year Software Support Agreement covering software and hardware purchased from Varian;

2.      No third party software may be installed on the 4D Console gX by the user;

3.      Anti-Virus software SHOULD NOT be installed on VI, AVI, or EVI computers; and

4.      Anti-Virus software can be installed on the 4D Console gX but cannot be set to run in real-time mode.

1.42	3	4D ITC gX Configuration: VARIS Vision Network 6.5 or Higher

		Optional Treatment Procedures
1.43	3

Electron Arc Therapy: TBI, TBE and HDTSE

A portfolio of special treatment procedures, including Total Skin Electron Treatment, Total Body Electron Irradiation, Total Body Photon Irradiation, and Electron Arc Treatment.

		Electron beam for high dose total skin electron (HDTSE) mode and total body electron (TBE) mode as selected in Energy for Special Electron Procedures.

1.44	3	Stereotactic Option 6MV SRS photon beam for stereotactic treatments Fixed or arc treatments 60 MU/degree Maximum field size of 15cm x 15cm

1.45	3	Stereotactic Option: 1000 MU/Min

1.46	3

Stereotactic Motion Disable for Exact Couch

Includes mechanical couch locks and motion disable for stereotactic treatments. The couch locks prevent movement of the couch and support rails for enhanced patient positioning stability. Up to eight motor motions may be disabled

		Portal Dosimetry
1.47	3	Portal Dosimetry Portal Dosimetry Package:

		Provides capability to perform pre-treatment IMRT QA. Provides the ability to generate dose prediction images with the Eclipse planning system, to acquire dose images with the PortalVision electronic imager, and the

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		ability to view and evaluate the correlation between images.

Includes:

•      One (1) Portal Dosimetry license (Dose Image Acquisition at one PortalVision, and one Vision Dosimetry Review license)

•      One (1) Eclipse Portal Dose Calculation license

•      Additional Eclipse Dose Calculation and Vision Dosimetry Review licenses can be purchased separately.

Pre-Requisites:

•      Eclipse 3D Treatment Planning System (not including SV)

•      PortalVision amorphous silicon imaging system, or LC250 liquid ion imaging system

•      Compatible version of VARIS Vision Information Management system, or

•      Compatible version of Vision Image Management system

•      Dedicated Vision image management server hardware.

1.48	3	INCLUDED EDUCATION: Portal Dosimetry

•      Includes Tuition and Materials for ONE person.

•      Travel and Living is responsibility of the customer unless otherwise stated.

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation.

		The Portal Dosimetry course will cover commissioning, calibration and operation of Portal Dosimetry system. Course intended for the Physicist.

		Among covered topics are: introduction to Portal Dosimetry system covering hardware and software, Portal Dosimetry calibration, acquisition of conventional portal images, acquisition of portal dose images for dynamic delivery, analysis of portal dose images, recommended QA tests. Data transfer to and from non-Varian equipment will be discussed. Course curriculum includes practical exercises with live beam using aS1500 Portal imager.

		Prerequisites: • User of Varian PortalVision system, basic knowledge of Vision system

		Length & Location: 2 Days Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

		Argus
1.49	3	Argus Base System Argus Base System

		The Argus Base System is the core system for an Argus quality assurance information management system. It includes a software license for up to three

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		machines to be covered by Argus, unlimited instrument interfaces for supported test and measurement devices (see below), and a network license for up to 5 concurrent users.

Machines that can be covered by Argus Include:

•      Linear Accelerators (Varian or non-Varian) Including IMRT

•      Simulators (including necessary Film Processor tests)

•      CT Simulators

•      HDR Brachytherapy Units

•      Mammography Units (MQSA 1999 - including necessary Film Processor tests)

•      CT Scanners

•      R&F Unit (including necessary Film Processor tests)

		Argus interfaces to a wide variety of test and measurement devices. The complete list of devices may be found at:

http://www.varian.com/argusinterfaces

Features: A centralized quality assurance data repository with tools for automation of data acquisition, data analysis, tools for tracking, trending, graphing and reporting of QA data. Administrative tools for scheduling, oversight and communications are also included.

		Linear Accelerator QA includes tests specific to IMRT QA, including static and dynamic MLC QA. Also included are tests for analysis of fields and plans through use of DynaLog files (limited to Varian accelerators and MLCs) On-site Installation of the Argus software at the licensed facility. On-site Training: Two days of User training and configuration support

1.50	3	LINAC Module

1.51	3	CTSIM Module

1.52	3	INCLUDED APPLICATIONS TRAINING: Argus

		• On-site applications training for up to (2) users. • Training is non-refundable and non-transferable. • Offer is valid for 18 months after installation of product.

		The Argus Base System purchase includes clinical training at the customer’s facility focusing on Argus functionality to promote safe clinical practices. For larger facilities with more than 2 users, additional training days may be necessary to meet specific facility training objectives. Additional training days are available for purchase to be delivered in conjunction with the included training.

		Prerequisites: Argus Base System

		Length & Location: 2 days at Customer Facility

		For detailed information visit the Varian website at http://www.varian.com/otrn/index.html.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Additional Options

1.53	3	Respiratory Gating for Clinac Respiratory Gating for Clinac

		The RPM Respiratory Gating System is an accessory to the Varian Clinac radiation therapy treatment system/ Device is to be used to characterize (in simulation) the patient’s respiratory patterns, and aid in the visualization of internal organ or lesion motion and then, in treatment, to trigger beam-hold and limit the beam-on time to those points in the respiratory cycle where the target volume is within acceptable motion limits.

FEATURES:

•      Accurate tumor tracking allows maximum dose to tumor and minimum dose to normal tissue

•      Quick and easy set respiratory monitoring minimizes treatment time

•      Lightweight marker ensures patient comfort

•      Predictive filter automatically holds treatment delivery when respiration deviates from normal pattern

•      Superior Clinac design eliminates dark current during gating

•      Treatment beam gating integrated with dynamic MLC leaf motion

		NOTE: Customer is responsible for prepping the system as instructed in the Respiratory Gating Pre-lnstall Guide.

1.54	3	Configured for Trilogy

1.55	3	INCLUDED EDUCATION: RPM Respiratory Gating

		• Includes Tuition and Materials for ONE person. • Includes Travel and Living for ONE person. • Course is non-refundable and non-transferable. • Offer is valid for 18 months after Installation.

		RPM Respiratory Gating is course covering basic operations, physics and QA of respiratory gating systems. Practical training will cover use of RPM Respiratory Gating on a simulator and a linear accelerator, QA tests and basic system maintenance.

		The clinical course offered by Department of Radiation Oncology, Virginia Commonwealth University. The aim of this course is to give the participants sufficient theoretical and practical knowledge of the principles and practice of respiratory gating in radiation oncology.

		Prerequisites: • Basic knowledge of linear accelerator function and clinical use.

		Length & Location: 2 days Virginia Commonwealth University Medical Center

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.56	3	Additional Respiratory Gating Additional Respiratory Gating System

		The Addtional RPM Respiratory Gating System is an attachment to the Varian Clinac radiation therapy treatment system or a Simulation System (Standard or Virtual.) Device is to be used to characterize (In simulation) the patient’s respiratory patterns and aid in the visualization of internal organ or lesion motion and then, in treatment, to trigger beam-hold and limit the beam-on time to those points in the respiratory cycle where the target volume is within acceptable motion limits. Clinac system includes breathing phantom assembly.

FEATURES:

•      Accurate tumor tracking allows maximum dose to tumor and minimum dose to normal tissue

•      Quick and easy set respiratory monitoring minimizes treatment time

•      Lightweight marker ensures patient comfort

•      Predictive filter automatically holds treatment delivery when respiration deviates from normal pattern

•      Superior Clinac design eliminates dark current during gating

•      Treatment beam gating integrated with dynamic MLC leaf motion

		SPECIAL NOTE: RPM Respiratory Gating unit configured for a CT Simulator does not include the necessary hardware and software components required to make the CT Scanner Respiratory Gating-ready. Additional equipment purchases may be necessary from the CT vendor. Please contact your Varian Imaging Manager for more information.

		NOTE: Customer is responsible for prepping the system as instructed in the Respiratory Gating Pre-Install Guide.

1.57	3	INCLUDED EDUCATION: RPM Respiratory Gating

•      Includes Tuition and Materials for ONE person.

•      Travel and Living is not Included unless otherwise stated.

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation.

		The RPM Respiratory Gating course covers basic operations, physics and QA of respiratory gating systems. Practical training will cover use of RPM Respiratory Gating on a simulator and a linear accelerator, QA tests and basic system maintenance. The aim of this course is to give the participants sufficient theoretical and practical knowledge of the principles and practice of respiratory gating in radiation oncology.

		Prerequisites: • Basic knowledge of linear accelerator function and clinical use.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
GRB20050926-001A	Page: 20
21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		Length & Location: 2 days Varian Education Center, Las Vegas, NV

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.58	3	Configured for GE CT Simulation - Discovery LS / ST Configured for GE CT Simulation - Discovery LS / ST

		Includes video tracking and image analysis system, high performance workstation, Respiratory Gating software, patient marker blocks, and User Manual.

		The RPM Respiratory Gating system is designed to interface to a GE Medical Systems Discovery LS or Discovery ST CT Scanner equipped for respiration-synchronized image acquisition*.

		*RPM Respiratory Gating unit configured for Discovery LS / ST does not include the necessary hardware and software components required to make the CT Scanner Respiratory Gating-ready. Additional equipment purchases may be necessary from the CT vendor. Please contact your Varian Imaging Manager for more information.

1.59	3

Laserguard

LaserGuard provides an additional level of safety to automated Clinac iX operation. This is accomplished by monitoring the proximity of the patient or couch and the collimator face during remote movements, stopping or inhibiting Clinac IX motions prior to a potential collision. LaserGuard provides an additional “set of eyes” to monitor the sequence of events during remote motion by minimizing risk.

		LaserGuard monitors the area around the Clinac iX collimator cover equipped with an MLC with a plane of infrared sensing light that emanates from a device located within the gantry. Any object that intrudes into this area called the protection zone will result in gantry motion being halted per IEC specifications.

Additional features Include:

1.      Protection zone plane inclined at three degrees to maximize clearance and system usability.

2.      The protection zone plane includes a conformal notch contour.

3.      LaserGuard set to override state when the treatment door is open for ease of setup.

4.      Self-clearing manual override button(s) for uses with accessories other than upper wedges.

5.      Indicators at both Console and Gantry to alert operator if the system detects an intrusion into the protection zone or the protection zone is overridden.

6.      Diagnostic panel for error analysis located behind stand door.

		NOTE: LaserGuard is a secondary collision detection system. It does not replace existing safety systems or the vigilance of the clinician. The clinician is expected to verify all patient and equipment clearances before executing any remote motion sequence.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		Description per RAD Document Note: Call upgrades for correct & compatible configuration.

		Services
1.60	3	Remote Access (Smart Connect)

1.61	3	Factory Data Set Factory-provided representative physical wedge profiles, machine mechanical parameters, and representative beam scans from Clinac IX systems.

		Warranties
1.62	3	Millennium Warranty Three Year Warranty on Klystron, Electron Gun, Standing Wave Guide, Bend Magnet, and Solenoid Energy Switch, provided Varian is sole service provider.

1.63	3	Two Year Full Warranty

		Section Total $	7,200,000.00

Section 2

		Maintenance, Installation and Freight
2.01	3

Clinac iX Installation: 3 Piece Rigging

INSTALLATION RESERVES:

THESE PRICES ARE FOR GROUND LEVEL ACCESS ONLY. THE SHORING OF FLOORS, WIDENING OF DOORWAYS, AND ANY OTHER NON-STANDARD RIG-IN REQUIREMENTS ARE EXCLUDED AND WILL BE QUOTED SEPARATELY IF REQUIRED.

2.02	3	Clinac iX Installation: Utility Connection

2.03	3	Clinac iX Installation: Baseframe Rigging

2.04	3	Clinac iX Installation: Grouting

2.05	3	Clinac iX Freight & Insurance: Southeast

		Section Total $	0.00

		Quotation Total $	7,200,000.00

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

Quotation
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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price

Terms & Conditions of Sale

This offer is subject to credit approval and is exclusive of any applicable sales taxes or duties.

Three Trilogies will ship on or before September 30, 2005 to Varian authorized warehouse.

High Photon energies will be as follows:

Port Charlotte - 10MV

South Naples - 15MV

Cape Coral - 18MV

FINANCING AVAILABLE: For lease and finance plans, call Tony Susen, Director - Varian Customer Finance, at (508) 668-4609.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

VARIAN MEDICAL SYSTEMS, INC. | ONCOLOGY SYSTEMS & INDUSTRIAL EQUIPMENT 3100 Hansen Way, Palo Alto, CA 94304 (“Varian”)

Terms and Conditions of Sale

1. Applicable Terms and Conditions

These Terms and Conditions of Sale, including any exhibits, schedules, addenda, and other attachments (collectively, the “Agreement”), shall govern Varian’s furnishing of all products (“Products”), including hardware products manufactured by Varian (“Varian Hardware”) and software products created or licensed by Varian or provided to Customer by Varian under the terms of a Varian Support Schedule or agreement, if any (“Varian Software”), and services (“Services”) identified in the applicable Varian quotation (“Quotation”) issued to the customer identified in such Quotation (“Customer”). The Software Schedule, if applicable, shall govern all Varian Software other than firmware and operating system software loaded on Varian Hardware. The Support Schedule, if applicable, shall govern all Services. While Varian may acknowledge receipt of a purchase order issued by Customer by signing and returning it, any Customer terms and conditions in any specific order documentation, preprinted or otherwise, shall be inapplicable and shall not modify this Agreement.

2. Quotations and Prices

(a) A Quotation shall expire at the end of the period identified in the Quotation, or if none is stated in the Quotation, the Quotation shall expire sixty (60) days from the date of issuance. A Quotation to a non-U.S. customer shall be considered a solicitation for an offer to purchase, (b) Varian’s prices exclude, and Customer shall be responsible for, all ordinary and necessary charges incidental to the sale incurred by Varian and billed by Varian to Customer, including but not limited to charges for all taxes or levies of whatever nature arising out of or in connection with this Agreement, including the sale, delivery, ownership, or use of the Products or performance of the Services, but excluding taxes based on Varian’s net income. Customer shall reimburse Varian in full for any such taxes or levies that are paid in advance by Varian for Customer. If Customer asserts that any transaction under this Agreement is tax exempt, Customer shall provide to Varian a tax or levy exemption certificate acceptable to the taxing or levying authority. The total price to Customer shall be adjusted to include costs of transportation, special packing, and insurance incurred by Varian in accordance with agreed shipping and risk terms, (c) Varian’s acceptance of any order and Varian’s performance are expressly conditioned upon Customer’s compliance with all applicable codes, regulations, and recommendations of competent health or radiation-protection authorities affecting Products or installation and use of the Products, and Varian’s approval of Customer’s credit, (d) Customer shall disclose the dollar value of any discounts or reductions in price for the Products and Services furnished by Varian in Customer’s costs claimed or charges made to Medicare, Medicaid, and any other federal, state, or local program providing reimbursement to Customer.

3. Payment

The payment schedule and payment terms arc set forth in the Quotation or contract agreed to in writing and signed by an authorized representative of Varian, provided, however, that if installation is not completed until six (6) months after delivery of the Product pursuant to item (4) in Section 8, then all remaining unpaid balances shall become immediately due regardless of the payment schedule in such Quotation or contract. Varian may charge interest for past due balances up to the maximum amount permitted by applicable law. For partial shipments, Products will be billed when shipped. Varian may cancel or delay delivery of Products when Customer’s payments are late under any orders with Varian. Varian shall retain a purchase money security interest in all Products until Customer has made payment in full to Varian of all sums due, including late fees and collection costs. Customer agrees to execute any financing statements or other documents requested by Varian, which may be reasonably necessary to perfect such security interest. All down payments, if any, are non-refundable, and Varian shall retain them as damages for unauthorized termination or cancellation.

4. Transportation and Risk of loss

Except as otherwise provided in this Agreement, or in accordance with expressly agreed Incoterms 2000, all shipments are Ex Works (Incoterms 2000) Varian’s plant with Varian selecting the transportation company. Unless otherwise expressly agreed in writing, transportation to Customer’s site will be in “air ride” vans, and Varian may insure to full value of Products shipped at Customer’s expense or declare full value to the transportation company at time of shipment.

5. Architecture

Varian will have no approval or other responsibility for any matter affecting or related to the adequacy of Customer’s operating permit, architectural design, the radiation protection walls and barriers, patient viewing devices, compliance with all facility personnel safety devices and related inspections, utility service design and location, and other details pertaining to Customer’s site.

6. Installation

This Section applies only if Customer is purchasing linear accelerator or simulator products. Except as otherwise agreed, Customer will provide labor and rigging services to unload the subbase frame and the Product from the transport vehicle and move them to their final positions. Customer will be responsible for the setting and grouting of the subbase frame and the connection of the Product to the utilities, and Varian will notify Customer approximately ninety (90) days prior to scheduled Product shipment to allow Customer to provide for and coordinate rigging services, unloading, and final positioning. A Varian representative will monitor the movement, final positioning, and connection of the Product. Customer will be responsible for having the building, utilities, lighting, ventilation, air conditioning, mounting facilities, all necessary radiation shielding, and access to the room completed on the estimated delivery date and ready for installation of the Product. Where Varian supervises such work, Varian shall act solely as Customer’s agent and shall have no responsibility or liability of any kind for such work. If delays in completion of such work delay installation, Customer will reimburse Varian at Varian’s standard service rates for any extra time and/or travel by Varian made necessary by the delay. Varian shall have no obligation to operate Products to complete installation or testing unless Customer has provided adequate radiation shielding protection and other site preparations for the safety and protection of Customer’s and Varian’s personnel and Products. Upon completion of installation, Varian’s representatives will demonstrate proper machine operation by performing Varian’s standard test procedures. Customer shall provide a representative who shall be present at all times during installation and be capable of assisting where necessary. When no representative is present or assistance from Customer is not available when required by Varian, Varian may discontinue installation and shall charge Customer for any additional costs incurred including Varian’s standard service rates. Should completion of installation be delayed due to union action or influence, Customer shall, as soon as possible, make such arrangements as may be necessary for Customer to carry out the work at Customer’s expense under the engineering supervision of Varian. Except as otherwise expressly provided by Varian in published Specifications or specific Varian offers, Customer shall be responsible for obtaining all permits and for meeting all requirements relating to applicable state and local codes, registrations, regulations, statutes, and ordinances affecting Products, including their uses and services.

7. Calibration and Radiation Surveys

For linear accelerator and simulator Products, Customer shall be responsible for all Product calibration. The dose rate and integrated dose measured by the accelerator transmission ionization chamber and dosimetry electronics must be calibrated by a qualified radiological physicist prior to use of the Product for patient treatment. Customer shall be responsible for testing and calibrating the Product on a regular basis. Customer also shall be responsible for any radiation surveys required by applicable law or regulation or necessary to establish that radiation does not exceed safe levels. For simulator Products, Varian’s obligation to calibrate shall be limited to that required by local law. In the United States calibration shall be limited to those certified components that arc required under 21 C.F.R. 1020.30(d) (U.S. Code of Federal Regulations) to be calibrated by the installer where Varian is the installer. Customer shall be responsible for all other calibrations of simulator Products.

8. Completion of Installation

Within three (3) days of delivery, Customer shall examine fully the Product delivered and make all applicable complaints and claims arising out of such delivery to the carrier in writing, and shall provide a copy to Varian. Where Varian Hardware installation is provided, completion of installation shall occur upon the earlier of (1) completion of Varian’s applicable standard test procedures, (2) Customer’s execution of Varian’s acceptance form, (3) use of any Product by Customer, its agents, employees, or licensees, for any purpose after its receipt, or (4) six (6) months after delivery of the Product. Prior to completion of installation, Varian may repair or, at its option, replace defective or nonconforming parts after receipt of notice of defect or nonconformity. After completion of installation, Customer’s remedies shall be solely as provided in the warranty. After six (6) months after delivery of the Product Varian shall no longer be required to provide installation services.

9. Cancellations and Modifications

No order accepted by Varian may be terminated, canceled or modified by Customer except by prior mutual agreement in writing. Where Customer breaches this clause, Customer agrees to pay to Varian all damages incurred by Varian, including a charge determined solely by Varian to cover the reasonable costs of processing, order handling, retesting, repackaging, lost profits, and other damages as determined in accordance with applicable law and this Agreement.

10. Use Restrictions

Customer shall not decompile, disassemble, or reverse engineer any part of Varian Hardware except to the extent such prohibition is void under applicable law.

11. Firmware and Operating Systems

The Product may contain internal system code that executes below the external user interface and which is integral to the operation of the Product (“Firmware”), as well as operating system software (“Operating Systems”). Varian, or its suppliers, own all Firmware and Operating Systems. Except where such Firmware or Operating System is owned by a third party which licenses it directly to Customer, Varian hereby grants Customer, only for so long as Customer shall own the Product, a limited, personal, non-transferable, non-exclusive license to use the applicable Firmware and Operating System as part of the normal operation and maintenance of the Product. Customer shall not otherwise copy, print, alter, decompile, disassemble, reverse engineer, decode, or translate Firmware or Operating System except to the extent such prohibition is void under applicable law. Customer agrees that these provisions shall also apply to any copies of Firmware and Operating Systems in Varian products that Customer acquires from third parties.

12. Third Party Products

Varian may resell or license third party Products. Where such Products are sold or licensed on a stand-alone basis or provided on a stand-alone basis as replacement parts, they may be delivered to Customer with such third party supplier’s usage guidelines and restrictions, software licenses, and/or warranties. In such situations Customer agrees that its use of such third party Products shall be subject to such guidelines, restrictions, and licenses. Third party supplier warranties shall be governed by Section 14 (Warranty).

13. Proprietary Notices and Confidentiality

Varian or Varian’s licensors own all right, title, and interest (including without limitation all intellectual property rights) in and to all drawings, designs, specifications, manuals, and software furnished by Varian to the Customer. All such materials and software are furnished in confidence to Customer, except as may be found in the public domain, and shall be held in strict confidence by Customer with the same degree of care with which Customer protects its own confidential information, but in no event less than reasonable care. Customer shall not remove, alter, or obscure any copyright, trademark, trade secret, government restricted rights, or other proprietary or confidentiality notices or legends from any copy of such materials and software that are (i) placed or embedded by Varian or its licensors in the software, (ii) are displayed when the software is run, or (iii) are applied to the Products, their packaging, labels, or any other materials provided under this Agreement.

14. Warranty

Warranty for Varian Hardware: Varian warrants that Varian Hardware and any Firmware and Operating System loaded on such Varian Hardware, except where such Firmware or Operating System is owned by a third party which licenses it directly to Customer, to be free from defects in material and workmanship and in substantial compliance with operational features of Varian’s published specifications for the applicable Product at the time of sale (“Specifications”). This warranty shall begin upon completion of installation and continue for a period of one year from such date, but not to exceed two (2) years from date of shipment from Varian to Customer. In lieu of the foregoing periods, specific components of Varian Hardware may have different warranty periods, prorated replacement credits, and return policies, as stated on the applicable Varian warranty forms supplied by Varian to Customer with this Agreement. Weights and dimensions in the Specifications are approximations. Clerical and typographical errors are subject to correction. Occasionally, Varian may substitute remanufactured parts and components that meet the same quality standards as other materials and are covered by the same warranty. Parts for which Varian has provided replacements shall, at Varian’s option, become the property of Varian.

Warranty Remedies: Customer’s sole and exclusive remedy for any failure of Varian Hardware or Firmware or Operating System under this Section to perform shall be repair or, at Varian’s option, replacement of such defective Products in whole or in part during Varian’s normal business hours. If in Varian’s sole opinion such repair or replacement is not feasible, or if such remedy fails of its essential purpose, Varian may refund or credit a portion of any sums paid by Customer for the defective Product. In-warranty repair or replacement parts are warranted only for the unexpired portion of the original warranty period.

Warranty for Software and Services: Warranties for Varian Software, excluding Firmware and Operating Systems loaded on Varian Hardware, and Services, if any, shall be as set forth in the Software Schedule and Support Schedule, respectively.

Exclusions from Coverage: Any warranty or liability is excluded where the warranty claim, in Varian’s reasonable opinion, arises out of (1) accident or neglect, (2) use of the Products in a manner not authorized by Varian, (3) lack of routine care or maintenance as indicated in any Varian operating or maintenance instructions, (4) failure to use or take any proper precautions under the circumstances, or (5) user modification of any Product.

Other Supplier Warranties: Warranties given by other suppliers of equipment, accessories, components, or computer software not normally provided by Varian as part of its standard product offerings, which warranties are expressly made available by the supplier to be passed on to the Customer, shall be passed on by Varian as designated by the applicable supplier to Customer, subject to all limitations imposed on Varian by the supplier. In no event shall Varian have any liability with respect to such third party equipment, accessories, components, software, or warranties provided by such other suppliers, nor shall Varian have any liability for failure of such suppliers to perform on their warranties.

EXCLUSIONS OF IMPLIED WARRANTIES: THIS LIMITED WARRANTY IS EXPRESSLY IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS, OR CONDITIONS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

15. Intellectual Property Infringement

Varian shall defend, at its expense, any third party claim brought against Customer that the design or manufacture of any Varian Hardware or Varian Software furnished by Varian to Customer under this Agreement infringes any patents or other intellectual property rights of the country where Customer takes delivery of the Product (“Claim”), and shall pay any settlement and any damages, costs, and attorneys’ fees finally awarded against Customer arising out of a Claim; the foregoing is conditioned upon Customer notifying Varian immediately in writing of the Claim, giving Varian sole control of the defense, management, and settlement of the Claim, and, upon request, at Varian’s cost, reasonably cooperating with Varian in such defense. If (1) such Product’s use is enjoined as a result of any Claim, or (2) in Varian’s opinion, such Product is likely to become subject to a Claim, Varian shall, at its expense and sole option, (a) modify the Product so that it becomes non-infringing; (b) procure for Customer the right to continue to use the Product; (c) substitute for the infringing Product another product having a functionality equivalent to the Product; or (d) accept return of the Product and refund its purchase price, less reasonable depreciation. Varian EXPRESSLY EXCLUDES from liability and Customer shall indemnify and hold Varian harmless from: (1) settlements and their related costs and expenses where Customer settles Claims without Varian’s prior written consent; and (2) any Claims arising out of (i) use of the Product in a manner not authorized by Varian; (ii) modification of the Product except modifications performed by Varian or pursuant to Varian’s instructions; (iii) combination of the Product with any other equipment, apparatus, software, processes, or materials not furnished by Varian; or (iv) compliance by Varian with Customer’s designs, specifications, or instructions; where such infringement would not have occurred but for such use, modification, combination, or compliance. This Section states Varian’s entire liability for any claim based upon or related to any alleged infringement of any patent or other intellectual property rights.

16. Bodily Injury

With respect to bodily injury liability to third parties, Varian shall be responsible in such proportion as reflects its relative fault, and Customer shall be responsible for all other liability for damages arising from or in any way related to the use or operation of any Varian Hardware or Varian Software by Customer, its employees, agents, or other non-Varian personnel. Notwithstanding the foregoing and regardless of any fault or neglect attributable to Varian, Varian shall have no responsibility whatsoever for, and Customer shall indemnify, defend, and hold Varian harmless from, any and all damage or injury which arises from or relates to (1) any use, operation, or service of any Product by anyone other than Varian personnel prior to completion of applicable acceptance tests by Varian and the radiation survey by Customer, or (2) any use, operation, or service of any Product contrary to any written warning or instruction given by Varian with respect to such Product, including but not limited to unauthorized use and/or modification of any equipment, components, software, or accessories by any user, or their use on or with any explosive or incendiary materials, or (3) claims or damages associated with any non-Varian design, manufacture, or installation of any product or any custom design, manufacture, or installation by Varian that is performed pursuant to Customer’s specifications, designs, or plans. This Section states Varian’s entire liability for bodily injury.

17. LIMITATIONS OF LIABILITY

IN NO EVENT SHALL VARIAN OR ITS SUPPLIERS OR LICENSORS BE LIABLE UNDER CONTRACT, TORT, OR ANY OTHER LEGAL THEORY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, OR SPECIAL LOSSES OR DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST BUSINESS, LOST PROFITS, LOSS OF USE, OR LOSS OF OR DAMAGE TO DATA, HOWEVER CAUSED, WHETHER FORESEEABLE OR NOT, EVEN IF VARIAN IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VARIAN AND ITS SUPPLIERS AND LICENSORS’ TOTAL LIABILITY IN DAMAGES OR OTHERWISE SHALL NOT EXCEED THE PAYMENT, IF ANY, RECEIVED BY VARIAN FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED RESULTING IN THE LOSS OR DAMAGE CLAIMED. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. CUSTOMER ACKNOWLEDGES THAT THESE LIMITATIONS OF LIABILITY ARE MATERIAL PARTS OF THE BARGAIN BETWEEN THE PARTIES AND THAT PRICES FOR THE PRODUCTS WOULD BE HIGHER WITHOUT THEM. Liability to third parties for bodily injury, including death, resulting from Varian Hardware or Varian Software shall not be affected by the liability limitations stated above in this Section.

18. Export Compliance

Customer acknowledges and agrees that the Products and related technology subject to this Agreement are subject to the export control laws and regulations of the United States, and Customer agrees to comply with such laws and regulations. The obligations of this Section as to these laws shall survive any termination of this Agreement.

19. Force Majeure

Neither party shall be liable for any delay in performance which is due to causes beyond its control. Provided any such delay is neither material nor indefinite, performance shall be deemed suspended during the event causing such delay plus a reasonable period of time after such event, and the other party shall accept such delayed performance.

20. Disputes, Arbitration, and Applicable Law

Any dispute, controversy or claim of any kind arising out of or relating to this Agreement, including the jurisdiction of the arbitration panel and claims in tort, shall be settled by final and binding arbitration. For sales to U.S. customers, arbitration shall be in the state of Varian’s corporate domicile under the rules and procedures of the American Arbitration Association (“AAA”). For sales to non-U.S. customers, arbitration shall be in the place of Varian’s corporate domicile under the UNCITRAL Arbitration Rules in effect on the date of this contract, and the appointing authority shall be the AAA. The governing law of the substance of this contract shall be the commercial law of the state or country of Varian’s corporate domicile, and the United Nations Convention for the International Sale of Goods shall not apply. The procedural law shall be the law of the place where arbitration is conducted. Arbitral proceedings shall be conducted in English. The arbitration tribunal shall not award punitive damages. The expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorney’s fees, may be apportioned between the parties in any manner deemed appropriate by the arbitrator; however, in the absence of any formal ruling by the arbitrator each party shall share equally in the payment of the arbitrator’s fees and bear its own costs, expert witness fees, and attorney’s fees. The arbitration award shall be final and binding, shall be the sole and exclusive remedy regarding any and all claims and counterclaims presented, and may not be reviewed by or appealed to any court except for enforcement. Nothing in this contract shall prohibit Varian from seeking to prevent any unauthorized copying, disclosure, use, retention or distribution of its intellectual or other property by injunctive relief or otherwise in a court of law. Varian shall have the exclusive right to bring legal action for failure to pay for Products or Services furnished in the courts of Varian’s corporate domicile or any other place.

21. Limitation of Claims

No claims, regardless of form, arising out of, or in any way connected with this Agreement or the Products or Services may be brought by Customer more than one year after the cause of action has accrued or performance under this Agreement has been completed or terminated, whichever is earlier.

22. Notices

Any notices required or permitted to be given pursuant to this Agreement shall be in writing, delivered (1) in person, (2) by international courier, (3) by first class certified mail, return receipt requested, or its international equivalent, or (4) by facsimile with confirmation of delivery and an extra copy mailed. All such notices shall be addressed to Varian at Legal Department, Varian Medical Systems, Inc., 3100 Hansen Way, M/S E-250, Palo Alto, CA 94304, fax 650-424-5998, and to Customer at the address and/or fax numbers set forth in the Quotation or to such other address as may be specified from time to time by notice in writing to the other party. Notice shall be deemed to have been given when received.

23. Headings

Headings used in this Agreement are for ease of reference only and will not be used to interpret any part of this Agreement.

24.Entire Agreement

This Agreement contains the complete and exclusive statement of the terms of agreement of the parties with respect to this subject matter, and supersedes all prior and contemporaneous understandings, representations, and warranties, written and oral. This Agreement may be amended or modified only in a writing signed by both parties. If a court or arbitrator holds any part of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity or enforceability of the remaining provisions, or portions of them, will not be affected, and such provisions will be changed and interpreted so as to best accomplish the objectives of such enforceable or invalid provision within the limits of applicable law or court decisions.

25. Waiver

No term or provision of this Agreement shall be deemed waived by other party, and no breach excused by either party, unless the waiver or consent shall be in writing signed by an authorized representative of the party granting such waiver or consent.

26. Assignment

Customer may not assign its rights nor delegate its duties under this Agreement without the written consent of Varian, and any attempted assignment without such consent will be void. Varian may assign or otherwise transfer its rights or delegate its duties under this Agreement, in whole or in part, to a subsidiary or affiliate, or a purchaser or transferee of substantially all of the assets used by Varian in its business to which this Agreement relates without notice to, or obtaining the consent of, any other party.

27. Counterparts

This Agreement may be executed in two counterparts, each of which will be an original and together which will constitute one and the same instrument.

RAD 1652R	Copyright © 2004 Varian Medical Systems	Printed in U.S.A 4/04

Quotation
GRB20050531-001	Page: 1

Quotation For:	Please address inquiries and replics to:

Daniel Galmarini 21st Century Oncology - Corp. Headquarters & Administr. 2234 Colonial Blvd. Fort Myers, FL 33907 (239) 931 - 7333 FAX: (239) 931 - 7380	Glenn R. Barrow Varian Medical Systems 2250 Newmarket Parkway Suite 120 Marietta, GA 30067 (770) 955 - 1367 FAX: (678) 255 - 3850

Your Reference:		Quotation Firm Until:	June 30, 2005

FOB Point:	ORIGIN	Shipping Allocation:	08/10/2005

Payment Terms:	2%/88%/10%	Varian Terms and Conditions of Sale 1652R Attached

North Naples, FL Location

Special Stereotactic Configuration Clinac Upgrade

SonArray

Stereotactic System

21st Century Oncology - Corp. Headquarters & Administr.				Varian Medical Systems
Accepted by:

Signature:	/s/ David M. Koeninger			Submitted by:

Name:	David M. Koeninger
Title:	EVP/ CFO			(Signature)

Date:	6/30/05			Name:	Glenn R. Barrow

For this purchase, we designate “NONE” as our Institution’s Primary Group Purchasing Organization Affiliation Any change will be Indicated below:				Title:	District Sales Manager

☐ AmeriNet	☐ Broadlane	☐ Colisorta	☐ Direct Med	Date:	May 31, 2005

☐ HPG	☐ Magnet	☐ MedAssets	☐ Novation

☐ Premier	☐ Salich	☐ Sutter	☐ UHS

☐ US Cancer	☐ USO	☐ VA DPSC	☐ VA Gov

☐ None

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
Section 1 Special Stereotactic Configuration Clinac Upgrade

		PortalVision
1.01	1	PortalVision: aS1000 aS1000 for 4D Integrated Treatment Console

		PortalVision aS1000 uses amorphous silicon imaging technology to offer ultra performance, high resolution, high contrast images with the MV treatment beam using less dose to the patient. This aids in immediate and confident setup verification for both simple and complex treatments including IMRT. High-resolution images with better definition of small structures allow the treatment field edges and included anatomy and surrogate targets to be more easily viewed. Systematic errors may be calculated and later eliminated or reduced, which in turn helps to speed the delivery and improve the accuracy of conformal and IMRT treatment delivery. PortalVision may also be used for pre-treatment QA of IMRT plans using optional software. The aS1000 Imaging system, used for IMRT integrated imaging, can be used at higher dose rates with greater resistance to saturation than the aS500 imaging system.

		PortalVision aS1000 for 4D Integrated Treatment Console Description PortalVision is a hardware and software package designed to provide the linear accelerator with Electronic Portal Imaging capabilities. The package includes the image acquisition hardware and robotic arm to position imager, Image Acquisition and Vision review applications software including Match and Review capabilities.

Features

Image acquisition task includes: image acquisition before, during, or after treatment beam; image review with manual matching software, and RT Chart access

•       Review software provides Image enhancement and analysis tools for PortalVision Images; automated matching tools for treatment setup verification; image approval; archive/restore and system administration capabilities

•       Compatible with VARiS Vision database

•       Hardware IAS3 High performance Image Acquisition H/W

•       Image detector unit:

•       1024 x 768 Amorphous Silicon detector

•       400 x 300 mm active Imaging area

•       Amplifier, switching and console electronics

•       Retractable robotic arm with motorized vertical, longitudinal, and lateral movements to hold and position detector; IR hand pendant controller

		License 1. PortalVision acquisition and review capability for 4D Integrated Treatment Console 2. Vision Image Manager license for ONE (1) concurrent user

		Notes 1. Includes 90 day software warranty;

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price

2.      ONE (1) year hardware warranty beginning on day of acceptance

3.      Includes 2 days applications training up to 8 users;

4.      PortalVision software is limited to ONE control workstation; Vision Image Manager software may float within Vision network

5.      VARIS Vision hardware and software is sold separate from PortalVision

6.      PortalVision is compatible with a full VARIS Vision system (requires additional hardware and software licenses).

1.02	1	PortalVision Configuration: Vision Network 6.5 or Higher

		On-Board Imager
1.03	1

On-Board Imager

On-Board Imager

Provides high-quality kV images in the treatment room for target localization, patient positioning and motion management. The following clinical capabilities and hardware are included:

A.     Online setup correction based on two kV radiographs, a kV and a MV radiograph or two gated kV radiographs

B.     Automated and manual alignment of a pair of radiographs to their reference images

C.     Online setup correction based on radio-opaque markers

D.     Pre-treatment verification of gated treatment portals using kV fluoroscopy

E.     Two motorized Exact robotic arms to hold and position the kV source and kV imager, with Infrared hand pendant control

F.      X-Ray source, 40-150 kVp

G.     Image Detector, amorphous silicon device with 400 x 300mm active imaging area

H.     On-Board Imager workstation and dedicated keyboard

Prerequisites:

A.     PortalVision with Exact Arm

B.     VARIS Vision Information System or compatible 3rd-party information system

C.     RPM Respiratory Gating System (for gated image applications)

D.     SomaVision Treatment Planning (for Marker Match application)

E.     Remote Couch Motion

1.04	2	INCLUDED EDUCATION: On-Board Imaging Clinical Implementation

•      Includes Tuition and Materials for ONE person.

•      Travel and Living is responsibility of the customer unless otherwise stated

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after installation.

		The On-Board Imaging (OBI) Clinical Implementation course provides the initial training for the individual who is responsible for the Implementation and the

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		departmental training of the OBI system. The course will provide an overview of how the OBI system communicates with the Clinac and the verification system, basic OBI maintenance procedures, and hands-on training for customer acceptance and quality assurance procedures. Course is designed for the Physicist or Senior Therapist.

		The OBI course will also provide hands-on training on how to prepare the plan for treatment utilizing the OBI system, how to acquire kV and MV images, and how to perform a marker match utilizing 3D image sets from Eclipse.

		An additional half-day of training is offered to the experienced users of RPM Respiratory Gating. The additional half-day of training is geared towards users that will be implementing the OBI system as part of their established RPM treatment protocol. The half-day training will cover a basic review of the OBI System and RPM integration in the clinical environment. It is highly recommend that all users intending to participate in the additional half-day of training to have previously attended the RPM course offered at Virginia Commonwealth University Hospital. The training is an extension to the RPM Respiratory Gating course and is not an acceptable replacement for RPM product training.

		Prerequisites: • Experience users of Varian Clinac Linear Accelerator • VARIS Vision, version 6.5 or 7.0 or Treatment RV for OBI • PortalVision • Working knowledge of Eclipse for OBI Marker Match

		Length & Location: 3 Days, plus optional 1/2 day for RPM Respiratory Gating (See Note 1) Varian Education Center, Las Vegas, NV

		1) For the additional 1/2 day RPM Respiratory Gating course session, it is recommended participant to have previously attended the Respiratory Gating course at Virginia Commonwealth University and/or be an active user of RPM Respiratory Gating.

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/otrn/index.html.

1.05	1	INCLUDED APPLICATIONS TRAINING: OBI

		• On-site applications training for up to (4) users. • Training is non-refundable and non-transferable. • Offer is valid for 18 months after installation of product.

		The OBI purchase Includes a 2-day clinical training1 at the customer’s facility focusing on OBI functionality to promote safe clinical practices. On-site training supplements the OBI Clinical Implementation course. For larger facilities with more than 4 users, additional training days may be necessary to meet specific facility training objectives. Additional training days are available for purchase to be delivered in conjunction with the Included training.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Prerequisites: • Attend OBI Clinical Implementation Course: same participant must be present for the on-site training component.

		Length & Location: 2 days at Customer Facility1

		1 If OBI is purchased in conjunction with the Treatment RV for OBI Package - the on-site training component will extend 1-day to include Treatment RV follow-up training in conjunction with the OBI training. OBI on-site training will follow the Treatment RV on-site training by a minimum of 2 weeks.

		For detailed information visit the Varian website at http://www.varian.com/otrn/index.html.

1.06	1

Cone Beam CT for On-Board Imager

FEATURES:

Cone-beam CT acquires a volumetric CT dataset, while the patient is on the treatment couch, and allows the patient to be repositioned - by comparing the locations of soft-tissue and bony anatomy visible in the cone-beam CT images with the locations of the same anatomy in the planning (reference) CT images.

		INCLUDED: Hardware and software to acquire and reconstruct 3D volumetric datasets and match these with reference 3D CT images.

		PRE-REQUISITES: On-Board Imager hardware, with software version 1.0.15 or later.

1.07	1

Remote Couch Motion

Control of couch motion at the treatment console for:

Corrective motions: small couch translations (in x, y, and z) and small rotations of the couch to fine tune patient set-up.

Planned motions: large rotations of the couch to sequence between non-coplanar fields and arcs

		Prerequisites: Universal baseframe with a 52 inch turntable for full functionality, Baseframe with a 36 inch turntable supported for translational motion ONLY.

		Optional Treatment Procedures

1.08	1

Stereotactic Motion Disable for Exact Couch

Includes mechanical couch locks and motion disable for stereotactic treatments. The couch locks prevent movement of the couch and support rails for enhanced patient positioning stability. Up to eight motor motions may be disabled

		Beam Accuracy
1.09	1	Beam Isocenter Accuracy: Standard

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price

		Additional Options
1.10	1	Respiratory Gating for Clinac Respiratory Gating for Clinac

		The RPM Respiratory Gating System is an accessory to the Varian Clinac radiation therapy treatment system/ Device is to be used to characterize (in simulation) the patient’s respiratory patterns, and aid in the visualization of internal organ or lesion motion and then, in treatment, to trigger beam-hold and limit the beam-on time to those points in the respiratory cycle where the target volume is within acceptable motion limits.

FEATURES:

•      Accurate tumor tracking allows maximum dose to tumor and minimum dose to normal tissue

•      Quick and easy set respiratory monitoring minimizes treatment time

•      Lightweight marker ensures patient comfort

•      Predictive filter automatically holds treatment delivery when respiration deviates from normal pattern

•      Superior Clinac design eliminates dark current during gating

•      Treatment beam gating integrated with dynamic MLC leaf motion

		NOTE: Customer is responsible for prepping the system as instructed in the Respiratory Gating Pre-lnstall Guide.

1.11	1

Configured for Clinac

Includes video tracking and image analysis system, high performance workstation, respiratory gating interface to Clinac system, Respiratory Gating software, patient marker blocks, and User Manual.

		Compatible with C-series software version 5.4 and higher.

		Prerequisite for MLC-Equipped Systems: Advanced Dynamic MLC

1.12	1

INCLUDED EDUCATION: RPM Respiratory Gating

•      Includes Tuition and Materials for ONE person.

•      Includes Travel and Living for ONE person.

•      Course is non-refundable and non-transferable.

•      Offer is valid for 18 months after Installation.

		RPM Respiratory Gating is course covering basic operations, physics and QA of respiratory gating systems. Practical training will cover use of RPM Respiratory Gating on a simulator and a linear accelerator, QA tests and basic system maintenance.

		The clinical course offered by Department of Radiation Oncology, Virginia Commonwealth University. The aim of this course is to give the participants sufficient theoretical and practical knowledge of the principles and practice of respiratory gating in radiation oncology.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		Prerequisites: • Basic knowledge of linear accelerator function and clinical use.

		Length & Location: 2 days Virginia Commonwealth University Medical Center

		For detailed course information and on-line registration, visit the Varian website at http://www.varian.com/olrn/index.html.

Section 2 SonArray

		ZMED
2.01	1	SonArray Plus Ultrasound Guided System SonArray™ Plus Ultrasound Guided System

Cameras Guidance Subsystem

•      Linux Computer System with minimum Pentium 4 Processor, 512MB RAM, and 40GB Storage Disk

•      18-inch High Resolution Touchscreen Monitor, Keyboard and Mouse

•      Passive/Active Optical Tracking Camera and Digitizer System

•      CD-ROM Rewriteable •

•      Vault-located Mobile PLUS System Cart

•      Camera Calibration Jig

•      Cameras Guidance Software installed

•      Cameras Guidance System User Manual

•      External CPU Installation

•      17” LCD auxilliary Monitor

SonArray Ultrasound Guidance Components

•      SonoSite Ultrasound Unit with Cart Stand

•      SonoSite Ultrasound Probe with Optical Array and Camera Interface

•      60 mm Broadband (5-2 MHz) Abdominal Ultrasound Probe with Optical Calibration Jig

•      Table mounted Patiant Tracking arm with Fiducial Array

SonArray Ultrasound Guidance RT Software

•      User interface for ultrasound guidance

•      Ultrasound calibration and acquisition modes

•      Numerical and graphical target displacement reporting

•      Post treatment web print report with images

•      DICOM RT/RTOG Image and Structure Import

•      Patient Archiving Software

•      SonArray System User Manual

•      Installation and Three day onsite training (2 days Initial training, 1 day follow-up)

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price

Section 3 Stereotactic System

		ZMED
3.01	1	Frameless Intracranial Module Frameless Intracranial Module

		Frameless Intracranial Localizing Module

Frameless Intracranial Localizing Components

•      6 Bite Trays: 3 Standard, 2 Large, 1 Pediatric

•      3 Passive Fiducial Arrays

•      2 Head Cushions and Thermoplastic Precut Sheets

•      2 Dental Caulk Kits and Dispensers

•      Replacement Fiducial Markers (1 set)

•      Reseat Verification Frame and Passive Probe for QA

•      3 DOF Couchmount Head Holder

•      U-Frame Platform Mount for CT Simulator/lmaging

		Note: Cameras Guidance System Required

3.02	1	Stereotactic Radiosurgery Optical Localization & Collimator Set Stereotactic Radiosurgery Optical Localization and Collimator Set

Stereo Head Ring/Collimation System for Use with Cameras Guidance System

•      Stereotactic Head Ring with Posts and Pins

•      CT Couch Bracket

•      CT Localizer

•      Optical Positioner Frame with Fiducial Array

•      Tilt, Spin, and Height Adjusting Couch Mount Head Holder

•      LINAC SRS Calibration Jig

•      Film Holder, Film, and Graticules

•      Isocenter Pointer

•      Zero Pointer with Tips

•      LINAC-specific Collimator Mount

•      Set of 12 Cone Collimators

•      5 mm Collimator

•      10 mm Collimator

•      12 mm Collimator

•      14 mm Collimator

•      16 mm Collimator

•      20 mm Collimator

•      22 mm Collimator

•      24 mm Collimator

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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21st Century Oncology - Corp. Headquarters & Administr., Fort

Item	Qty	Product Description	Offer Price
		• 26 mm Collimator • 28 mm Collimator • 30 mm Collimator

		Note: Cameras Guidance System Required

3.03	1	FastPlan and ImMerge System FastPlan and ImMerge System

		FastPlan™ Stereotactic Radiosurgery and Radiotherapy Planning

FastPlan Stereotactic Radiosurgery and Radiotherapy Planning Software AutoPilot Auto-Plan with Real-Time 3-D Image Processing and Visualization

•      3-D Dynamic Object Modeling

•      Multi-Image, Multi-Configuration Display Panel

•      2-D and 3D Isodose Contours

•      Orthogonal Views and 3-D Rendering

•      CT and MR data input

•      FASTPLAN computational technology

•      Multiple isocenter calculation and optimization tool palette

•      Interactive orthogonal and oblique display modes

•      Auto-contouring of cranial surface

•      Dose Volume Histograms and Analysis Tools

ImMerge Image Correlation Software

•      Image Correlation Software for merging MR +CT images

•      Can be used to fuse any two 3-D image sets

•      Four Point Rigid Body Fusion

•      Semi-Automatic Registration with Reported Accuracy Level

•      Multi-scale Image Display Option

•      Multi-modal Correlation Verification

•      Manual Fine Adjustments Tools

•      Automatic Error Checking and Reporting

Treatment Planning Computer System

•      20” Flat Panel Monitor

•      High Performance Graphics Computer, minimum 384MB RAM, 9GB Disk

•      External Modem

•      CD-ROM Rewriteable

•      FastPlan Treatment Planning Software Manual

•      Imaging Protocol Sheet

•      Color Laser Printer

3.04	1	Cameras Guidance Subsystem Cameras Guidance Subsystem

•      Linux Computer System with minimum Pentium 4 Processor, 512MB RAM, and 40GB Storage Disk

•      18-Inch High Resolution Touchscreen Monitor, Keyboard and Mouse

•      Passive/Active Optical Tracking Camera and Digitizer

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian

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Item	Qty	Product Description	Offer Price
		System • CD-ROM Rewriteable • Vault-located Mobile PLUS System Cart • Camera Calibration Jig • Cameras Guidance Software Installed • Cameras Guidance System User Manual • External CPU Installation

		Quotation Total $	1,052,500.00

Terms & Conditions of Sale

This offer is subject to credit approval and is exclusive of any applicable sales taxes or duties.

Two Percent (2%) Down Payment with order, Eighty Eight Percent (88%) Upon Shipment from Factory, Ten Percent (10%) upon Acceptance.

This quotation does NOT include the second 6MV Beam at 800MU.

FINANCING AVAILABLE: For lease and finance plans, call Tony Susen, Director - Varian Customer Finance, at (508) 668-4609.

This document is confidential and intended solely for the information and benefit of the immediate recipient and Varian